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                                                                     Exhibit 4.3

                           ESSEX PROPERTY TRUST, INC.

                          AMENDMENT TO RIGHTS AGREEMENT
                          -----------------------------

     Amendment No. 1 (the "Amendment"), dated as of February 28, 2002 among Essex Property Trust, Inc. (the "Company"), BankBoston, N.A. ("BankBoston") and Computershare Investor Services, LLC ("Computershare"), to the Rights Agreement (the "Rights Agreement") dated as of November 11, 1998 between the Company and BankBoston.

                               W I T N E S S E T H

     WHEREAS, the Company and BankBoston previously entered into the Rights Agreement, pursuant to which the BankBoston was appointed to serve as the Rights Agent under the Rights Agreement; and

     WHEREAS, the Company desires to appoint Computershare as successor Rights Agent under the Rights Agreement, effective as of February 28, 2002, and as of such date, BankBoston will be relieved of its duties as Rights Agent under the Rights Agreement; and

     WHEREAS, in connection with the resignation of BankBoston as Rights Agent and the appointment of Computershare as successor Rights Agent, the Company, BankBoston and Computershare desire to amend the Rights Agreement in certain respects.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Resignation of Rights Agent. BankBoston hereby resigns as Rights Agent under the Rights Agreement, effective as of February 28, 2002, and the Company hereby accepts such resignation.

     Section 2. Appointment of the Successor Rights Agent. The Company hereby appoints Computershare as successor Rights Agent under the Rights Agreement, effective as of February 28, 2002, and Computershare hereby accepts such appointment.

     Section 3. Amendment of Rights Agreement. Effective as of the date of appointment of Computershare as successor Rights Agent, the Rights Agreement shall be amended as follows:

     (a) Section 21 of the Rights Agreement is hereby amended by deleting the sentence that begins on page 44 with "Any successor Rights Agent. . . ." and ends on page 45 with ". . . an affiliate of a legal business entity described above in clause (a) of this sentence." and submitting in lieu thereof the following sentence:

          "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation, limited liability company or trust company (or similar form of entity under the laws of any state of the United States or a foreign

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     jurisdiction) authorized to conduct business under the laws of the United
     States or any state of the United States, which is authorized under such laws to exercise corporate trust, fiduciary or stockholder services powers and is subject to supervision or examination by a federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an Affiliate controlled by an entity described in clause (a) of this sentence."

     (b) Section 26 of the Rights Agreement is hereby amended by deleting the address for notice or demand to be given to the Rights Agent therein and substituting in lieu thereof the following:

         "Computershare Investor Services, LLC
         Two North LaSalle Street
         Chicago, Illinois 60602
         Attention:  Keith Bradley

         with a copy to:

         Computershare Investor Services, LLC
         Two North LaSalle Street
         Chicago, Illinois 60602
         Attention:  Steven Rothbloom"

     (c) All references in the Rights Agreement to "BankBoston, N.A." as Rights Agent shall for all purposes be deemed to refer to "Computershare Investor Services, LLC."

     Section 4. Continued Effectiveness. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

     Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     Section 6. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year above written.

                                Essex Property Trust, Inc.

                                By
                                   -----------------------------------
                                Its
                                    ----------------------------------

                                BankBoston, N.A.

                                By
                                   -----------------------------------
                                Its
                                    ----------------------------------


                                COMPUTERSHARE INVESTOR
                                SERVICES, LLC

                                By
                                   -----------------------------------
                                Its
                                    ----------------------------------